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Exhibit 99.2

Statement Under Oath of Principal Executive Officer and Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Matthew J. Hart, state and attest that:

        (1)  To the best of my knowledge, based upon a review of the covered reports of Hilton Hotels Corporation and, except as corrected or supplemented in a subsequent covered report:

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  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

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  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

        (2)  I have reviewed the contents of this statement with the Audit Committee of Hilton Hotels Corporation.

        (3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

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  the Annual Report on Form 10-K of Hilton Hotels Corporation for the year ended December 31, 2001;

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  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Hilton Hotels Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

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  any amendments to any of the foregoing.

/s/ MATTHEW J. HART Matthew J. Hart	Subscribed and sworn to before me this 5th day of August, 2002.
August 5, 2002	/s/ YVONNE TANG Notary Public
My Commission Expires: April 12, 2006

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Exhibit 99.2